EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Western Asset Macro Opportunities Fund.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

August 14, 2013